UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

LIBERATED ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-171046	27-4715504
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Burtons Road
Marlton, New Jersey		08053
(Address of principal executive offices)		(Zip Code)

1 (609) 707-1519
Registrant’s telephone number, including area code:

______________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On October 7, 2014 the stockholders of the Company holding a majority in interest of the Company’s voting equity approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Frank Pringle from his position as an officer and director of the Company, and (ii) the appointment of Mr. Brian P. Conway as Chief Executive Officer and as a member of the Board and Mr. Jay Silverman as a member of the Board.  Mr. Conway and Mr. Silverman join Ms. Kim O'Brien as the members of the Board of the Company.

    Brian P. Conway brings 20 years of proven success in marketing and business development for both private and publically traded companies. Starting off in database management and sales for Venture Direct on Madison Avenue, he crossed over to Wall Street first as a co-founder of Waypoint Capital Partners. During this time he has overseen national sales, marketing, business and product development, national account customers, and new business relations with international and US companies while creating awareness for public companies with many of the nation’s top public relations firms. Mr. Conway has been involved with Liberated Energy for the past year and is responsible for its current joint ventures and for bringing its flagship product the Guard Lite to the marketplace.  His relationships with investment bankers, non dilutive financing, and public relations will be instrumental in moving Liberated Energy forward in the upcoming months.

    Jay Silverman has more than 35 years of experience in the professional services industry.  The positions that he has held included Mid-Continent Operations Manager of a worldwide seismic service company, Vice President of Operations for a privately held environmental drilling service company, then Vice President of Field Operations for a NYSE listed oil service firm where he founded a new wholly owned subsidiary, the first onshore 3D seismic data acquisition company in the world, which he eventually took public in a successful IPO as its President, CEO and Director.  Mr. Silverman also co-founded iSafe Imaging in 2002, a paper to digital knowledge preservation and information management company for which he was CEO until it was sold in 2010.

    Kim Thorne O’Brien graduated from Ursinis College in 1980 with a B.S. in Health and Physical Education, minor in Biology, graduated from Temple University with an M.S.Ed in Exercise Physiology in 1981 and completed all Ph.D. work except dissertation in Cardiovascular Physiology, a University Fellow.  From 1986 to 1995, Ms. O’Brien was Division Manager at Genentech, Inc.  From October 1995 to 2001, she was Regional Business Director, Northeast Region of MedImmune, Inc.  From 2001 to 2004, she was Vice President, Business Development & Marketing of AdvancedTraces, a company engaged in the development of supersensitive detection of biowarfare agents.  Since 2004, Ms. O’Brien has been President of Independence, Inc., a firm engaged in providing consulting services to start-up biotechnology companies (Diasome, Get Better Health, LifeCell Dx).

Involvement in Certain Legal Proceedings

           During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

          Neither Mr. Conway nor Mr. Silverman has a family relationship with any of the previous officers or directors of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
99.1	Resignation of Mr. Frank Pringle dated October 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2014	LIBERATED ENERGY, INC.

	By:	/s/ Brian P. Conway
Brian P. Conway
Chief Executive Officers